SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY REGISTRANT  /X/        FILED BY A PARTY OTHER THAN THE REGISTRANT  / /


--------------------------------------------------------------------------------


Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))


                                 Diacrin, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Diacrin, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK APPROPRIATE BOX):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-(6)i(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

--------------------------------------------------------------------------------

                                  Diacrin, Inc.
                            Building 96, 13th Street
                              Charlestown Navy Yard
                              Charlestown, MA 02129

                    Notice of Annual Meeting of Stockholders
                           To be Held on June 16, 1998

         The Annual Meeting of Stockholders of Diacrin, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, 31st Floor, Boston, MA 02109 on Tuesday, June 16, 1998 at 4:00 p.m., local time, to consider and act upon the following matters:

         1.   To elect  seven directors for a one-year term;

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 1998; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 24, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.


                                           By Order of the Board of Directors,




                                               Steven D. Singer, Secretary

Charlestown, Massachusetts
April 30, 1998






--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                  Diacrin, Inc.

             Proxy Statement for the Annual Meeting of Stockholders
                           To be Held on June 16, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diacrin, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 16, 1998 and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

         At the close of business on April 24, 1998, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 14,311,908 shares of Common Stock (constituting all of the outstanding voting stock of the Company). Each share of Common Stock entitles the holder to one vote.

         The Company's Annual Report for 1997 was mailed to stockholders, along with this Notice, Proxy Statement and Proxy, beginning on or about April 30, 1998.

Votes Required

         The affirmative vote of the holders of a plurality of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year.

         Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval), will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention will have the same effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to matters requiring a majority of shares present and entitled to vote. Accordingly, a "broker non-vote" on a matter has no effect on the voting of such matter.

Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1998 by (i) each director or nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all current directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the shares outstanding.


                                                              Number of Shares      Percentage of Outstanding
                                                                Beneficially               Shares (2)
Name and Address                                                  Owned (1)
HealthCare Ventures II, L.P.                                      3,196,385(3)                22.4%
44 Nassau Street
Princeton, NJ  08542

HealthCare Ventures III, L.P.                                       994,078(3)                 7.0%
44 Nassau Street
Princeton, NJ  08542

HealthCare Ventures IV, L.P.                                        291,922(3)                 2.0%
44 Nassau Street
Princeton, NJ  08542

Rho Management Trust II                                           1,612,887(4)                11.3%
c/o Rho Management Company, Inc.
767 Fifth Avenue
New York, NY  10153

Hudson Trust                                                      1,342,680(5)                 9.4%
c/o Summit Asset Management Co., Inc.
666 Plainsboro Road
Suite 445
Plainsboro, NJ  08536

State of Wisconsin Investment Board                               1,285,000(6)                 8.6%
P. O. Box 7842
Madison, WI 53707

Thomas H. Fraser, Ph.D.                                             583,988(7)                 4.1%
Zola P. Horovitz, Ph.D.                                              13,375(8)                 *
John W. Littlechild                                               4,482,385(3)                31.3%
Stelios Papadopoulos, Ph.D.                                          54,500                    *
Joshua Ruch                                                       1,667,387(9)                11.7%
Henri A. Termeer                                                     29,000(10)                *
Christopher T. Walsh, Ph.D.                                           3,750(11)                *

E. Michael Egan                                                     106,664(12)                *
Mark J. Fitzpatrick                                                  23,117(13)                *

All directors and executive                                       6,964,166(14)               47.8%
    officers as a group (9 persons)

----------------------------------------------------------
----------------------------------------------------------
*   Less than 1%

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Number of shares deemed outstanding for purposes of calculating these percentages includes 14,298,908 shares outstanding as of March 31, 1998, plus any shares subject to options or warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 1998.

(3) John W. Littlechild is a general partner of HealthCare Partners II, L.P. ("HCPII"), HealthCare Partners III, L.P. ("HCPIII") and HealthCare Partners IV, L.P. ("HCPIV"), the general partner of HealthCare Ventures II, L.P. ("HCVII"), HealthCare Ventures III, L.P. ("HCVIII") and HealthCare Ventures IV, L.P. ("HCVIV"), respectively. Mr. Littlechild, together with James H. Cavanaugh, Harold R. Werner and William Crouse, the other general partners of HCPII, share voting and investment control with respect to shares owned by HCVII. Mr. Littlechild, together with Dr. Cavanaugh, Messrs. Werner and Crouse and Mark Leschly, the other general partners of HCPIII and HCPIV, share voting and investment control with respect to shares owned by HCVIII and HCVIV, respectively. Mr. Littlechild does not own any shares of the Company's capital stock in his individual capacity.

(4) Rho Management Partners L.P. may be deemed the beneficial owner of such shares pursuant to an investment advisory agreement that confers sole voting and investment control over such shares to Rho Management Partners L.P.

(5) Mr. B. Diethelm Honer may be deemed to (i) beneficially own the shares held by Hudson Trust ("Hudson"), (ii) retain voting and dispositive rights for these shares, and (iii) retain the right to revoke these shares from Hudson.

(6) Includes Common Stock Purchase Warrants originally issued on February 12, 1996 ("Public Offering Warrants") to purchase 650,000 shares of Common Stock.

(7) Includes 105,293 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998. Includes Public Offering Warrants to purchase 12,500 shares of Common Stock.

(8) Includes 9,375 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998.

(9) Mr. Ruch is a controlling person of Rho Management Partners, L.P. and may be deemed the beneficial owner of the shares held by Rho Management Trust
     II. In addition, Mr. Ruch exercises investment and voting authority over 54,500 shares directly for his own account or for the account of family members.

(10) Includes 16,250 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998. Includes Public Offering Warrants to purchase 5,000 shares of Common Stock.

(11) Includes 3,750 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998.

(12) Includes   102,495  shares  of  Common  Stock  issuable  upon  exercise  of outstanding stock options exercisable within 60 days of March 31, 1998.

(13) Includes 20,917 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998. Includes Public Offering Warrants to purchase 2,000 shares of Common Stock.

(14) Includes 258,080 shares of Common Stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 1998. Includes Public Offering Warrants to purchase 19,500 shares of Common Stock.




                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Company's By-Laws provide that the Board of Directors shall fix the number of directors to constitute the Board. The Board of Directors has fixed the number of directors at seven to serve until the 1999 Annual Meeting of Stockholders. The persons named in the accompanying proxy will vote to elect the seven nominees named in the table below as directors (unless authority to vote for one or more of the persons named in the table below is specifically withheld), to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

         The following table sets forth, for each nominee for director of the Company, his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company.

                                              Year First               Principal Occupation or
                                               Became a              Employment During Past Five
               Name                   Age      Director            Years and Current Directorships
Thomas H. Fraser, Ph.D.               50         1990       President, Chief Executive Officer and
                                                            Director of the Company since 1990.

Zola P. Horovitz, Ph.D.               63         1994       Vice President, Business Development and
                                                            Planning from 1991 to 1994 of Bristol-Myers
                                                            Squibb Pharmaceutical Group; Director of
                                                            Roberts Pharmaceuticals.  Also Director of
                                                            Avigen Inc., BioCryst Pharmaceuticals,
                                                            Clinicor, Magainin Pharmaceuticals, Procept,
                                                            Inc. and Synaptic Pharmaceuticals, Inc., all
                                                            biotechnology companies.





                                              Year First               Principal Occupation or
                                               Became a              Employment During Past Five
               Name                   Age      Director            Years and Current Directorships
John W. Littlechild                   46         1992       Principal, HealthCare Ventures LLC ("HCV"),
                                                            a venture capital management company, since
                                                            1992; Director of Orthofix International
                                                            N.V., a medical devices company; Director of
                                                            LeukoSite, Inc. and Virus Research
                                                            Institute, Inc., biotechnology companies.

Stelios Papadopoulos, Ph.D.           49         1991       Managing Director and Head of the Health
                                                            Care Investment Banking Group, PaineWebber
                                                            Incorporated since 1987.

Joshua Ruch                           48         1998       President and CEO of Rho Management Company,
                                                            Inc., an investment advisory firm with which
                                                            he has been affiliated since 1981.
                                                            Controlling person of Rho Management
                                                            Partners L.P., an affiliated investment
                                                            advisory firm, since 1993.

Henri A. Termeer                      52         1996       President and Director since 1983, Chief
                                                            Executive Officer since 1985 and Chairman of
                                                            the Board of Directors since 1988 of Genzyme
                                                            Corporation; Director of Abiomed, Inc.,
                                                            AutoImmune Inc., GelTex Pharmaceuticals
                                                            Inc., and Genzyme Transgenics Corporation,
                                                            all biotechnology companies and, a trustee
                                                            of Hambrecht & Quist Healthcare Investors
                                                            and of Hambrecht & Quist Life Sciences
                                                            Investors.

Christopher T. Walsh, Ph.D.           54         1997       Professor of Biological Chemistry and
                                                            Molecular Pharmacology at Harvard Medical
                                                            School since 1987 and Chair of that
                                                            department from 1987 to 1995; President of
                                                            the Dana-Farber Cancer Institute from 1992
                                                            to 1995; Director of LeukoSite, Inc., a
                                                            biotechnology company.

Meetings of Board of Directors and Committees

         During 1997, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by the committee on which he then served.

         The Company has a Compensation Committee composed entirely of independent outside directors which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's stock option plans. In addition, this Committee approves the compensation paid to the President and Chief Executive Officer and other executive officers of the Company. The Compensation Committee met three times during 1997. The current members of the Compensation Committee are Messrs. Littlechild and Termeer and Dr. Papadopoulos.

         The Company also has a Special Stock Option Administration Committee, a subcommittee of the Compensation Committee, consisting of Messrs. Littlechild and Termeer, each of whom qualified as an "outside director" for purposes of section 162(m) of the Internal Revenue Code. This committee is authorized to grant stock options to the President and Chief Executive Officer and other executive officers of the Company. The Special Stock Option Administration Committee met two times during 1997.

         The Company has an Audit and Finance Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board, reviews the effectiveness of the auditors during the annual audit, monitors the Company's internal accounting control policies and procedures, oversees financial reporting to shareholders, oversees the ethical behavior of management, and considers and recommends the selection of the Company's independent auditors. The Audit and Finance Committee met two times during 1997. The current members of the Audit and Finance Committee are Drs. Fraser, Papadopoulos and Horovitz.

Directors' Compensation

         Drs. Horovitz and Walsh each receive $2,000 plus expenses per board meeting attended plus an additional $4,000 annually for consultative work performed. No other directors receive any cash compensation for services on the Board of Directors.

         In 1994, the Board of Directors of the Company adopted, and the stockholders approved, the 1994 Directors' Stock Option Plan (the "Director
Plan"), authorizing the grant of options to purchase up to 30,000 shares of Common Stock. The Director Plan, as amended to date, provides for the grant to certain non-employee directors of the Company, upon his or her initial election as a director, of an option to purchase shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Each option granted under the Director Plan may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

         On April 17, 1997, Dr. Walsh was granted an option to purchase 13,125 shares of Common Stock under the Director Plan and an option to purchase 1,875 shares of Common Stock under the 1990 Stock Option Plan, each at an exercise price of $11.375 per share. Both option grants may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

         No additional option grants are expected to be made under the Director Plan.

Executive Compensation

         Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the three other persons who served as executive officers of the Company during 1997 (the "Named Officers"):

                                             Annual Compensation             Long-Term Compensation (1)
                                                                                        Awards
                                                                          -----------------------------------
            Name and                                                            Securities Underlying
       Principal Position        Year     Salary($)(2)      Bonus($)(3)            Options/SARS(#)
  Thomas H. Fraser               1997    $   240,000       $   45,000                     50,000(4)
     President and Chief         1996        230,400           55,000                          -
     Executive Officer           1995        220,500           50,000                     25,000

  E. Michael Egan                1997        170,000           30,000                     20,000
     Senior Vice President       1996        150,000           36,000                     20,000
     of Corporate Development    1995        140,000           28,000                     30,000

  Mark J. Fitzpatrick (5)        1997        100,000           11,000                     15,000
     Vice President of Finance   1996         89,183           15,000                     15,000
     and Administration and
     Chief Financial Officer

   J. Stephen Fink (6)           1997        157,668            9,000                          -
     Former Vice President and   1996        111,103           32,000(7)                 100,000
     Clinical Research Director


------------------------------
(1) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights were granted to any of the Named Officers during fiscal 1997.

(2) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers to the Company's 401(k) Plan.

(3) Amounts in this column represent bonuses paid or accrued under the annual management bonus plan.

(4) Amount includes 20,000 options granted in 1997 in recognition of fiscal 1996 performance.

(5)  Mr.  Fitzpatrick  became an  executive  officer of the  Company in November
     1996.

(6)  Dr.  Fink served as an  executive  officer  from April 1996 until  November
     1997.

(7) Includes a signing bonus of $15,000 and an annual management bonus of $17,000.

         Option Grants Table. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1997 to the Named Officers:

                                   Individual Grants
                     -----------------------------------------------------------
                       Number of
                       Securities     Percent of                                 Potential Realizable Value
                       Underlying   Total Options                                at Assumed Annual Rates of
                        Options       Granted to    Exercise or                 Stock Price Appreciation for
                      Granted (#)    Employees in   Base Price     Expiration          Option Term (2)
                                                                                ------------------------------
         Name                (1)     Fiscal Year        ($/Sh)         Date           5% ($)         10% ($)_
---      -----       ------  ----    -----------   ---- -------  ----  -----    ----- -------  --------------
Thomas H. Fraser         20,000          10%          $ 12.00        3/17/07      $150,934       $382,498
                        30,000           15%            10.75       12/17/07       202,818        513,982
E. Michael Egan         20,000           10%            10.75       12/17/07       135,212        342,655
Mark J. Fitzpatrick      15,000            8%           10.75       12/17/07       101,409        256,991
J. Stephen Fink            0              -              -             -            -              -

(1)          No stock  appreciation  rights were  granted  during  fiscal  1997.
             Options granted in 1997 become exercisable in four equal annual installments, commencing 12 months after the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

         Aggregated Option Exercises and Year-End Option Table. The following table sets forth certain information regarding aggregate option excercises during the fiscal year ended December 31, 1997 and the number and value of unexercised stock options held as of December 31, 1997 by the Named Officers:


                                                                          Number of Securities
                                                                               Underlying              Value of Unexercised
                                                                          Unexercised Options        In-the-Money Options at
                                                                             at FY-End (#)                FY-End ($) (2)
                                                                                                 --
                                                                         -----------------------    ---------------------------
                            Shares Acquired             Value                 Exercisable/                 Exercisable/
        Name                on Exercise (#)        ----------------          Unexercisable                Unexercisable
                                                   Realized ($) (1)
----------------------                             -----------------     -----------------------    ---------------------------
Thomas H. Fraser                   -                  $       -            105,293  /  57,500         $839,215  /     $109,062
E. Michael Egan                    -                      -                102,495  /  50,000          850,519  /      159,000
Mark J. Fitzpatrick              15,200                185,381              20,917  /  32,500          154,214  /       75,624
J. Stephen Fink                    -                      -                 25,000  /  0                15,625  /            0


(1) Represents the difference between the exercise price and the value of the Common Stock on the date of exercise.

(2) Based on the value of the Common Stock on December 31, 1997 ($10.125 per share), less the option exercise price.

Employment Agreements

         Dr. Fraser has entered into an employment agreement with the Company, dated February 6, 1990, providing for an annual salary plus bonus as determined by the Board of Directors. The Company has agreed with Dr. Fraser to continue to pay his then current salary for a period of six months if his employment is terminated without cause by the Company. Dr. Fraser has also agreed not to compete with the Company for one year following termination of his employment. At the Company's election, this non-competition provision can be extended for an additional two-year period upon the payment of additional consideration.

Report of the Compensation Committee

         The Company's executive compensation program is administered by the Compensation Committee, which during 1997 consisted of Messrs. Littlechild and Termeer and Dr. Papadopoulos, none of whom is an officer or employee of the Company. Mr. Termeer became a member of the Compensation Committee in January 1997 and, as such, did not participate in the evaluation of the Named Officers' 1997 base salary. The Committee reviews and approves the salaries and incentive compensation of the Chief Executive Officer and the other executive officers of the Company. In addition, the Special Stock Option Administration Committee, a subcommittee of the Compensation Committee consisting of Messrs. Littlechild and Termeer, is authorized to take action with respect to stock option grants to the Named Officers.

         The objectives of the Company's executive compensation program are as follows:

o provide an incentive for the achievement of strategic goals and objectives of the Company
o support the pay-for-performance concept by tying compensation to the Committee's subjective determination of the quality of performance for the preceding fiscal year
o attract and retain key executives essential to the long-term success of the Company
o align the executive officers' interests with the long-term interests of the stockholders

         The  Company's  executive   compensation   program  consists  of  three
principal elements-- base salary, an annual management cash bonus and common stock options.

         Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the ability to control losses without compromising the progress of the Company's product development programs is considered by the Committee.

         The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee were the Board of Directors' prior evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance. The Committee acts upon the recommendations made with respect to the executive officers after subjectively weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

         The Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company as previously explained. The base salary for fiscal 1997 of the President and Chief Executive Officer of the Company was increased by $9,600, to $240,000. Given a limited number of options available for grant under the 1990 Stock Option Plan at the end of 1996 and the Company's anticipated hiring plans at that time, Dr. Fraser recommended to the Compensation Committee that the determination of the number of options to be granted to him for fiscal 1996 performance be deferred until a future meeting in 1997. On March 17, 1997, the Special Stock Option Administration Committee granted Dr. Fraser options to purchase 20,000 shares of Common Stock at a per share exercise price of $12.00 for his performance during the 1996 fiscal year. On December 17, 1997, the Special Stock Option Administration Committee granted Dr. Fraser options to purchase 30,000 shares of Common Stock at a per share exercise price of $10.75 for his performance during the 1997 fiscal year. Both options were granted at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options granted to Dr. Fraser in March 1997 vest, so long as Dr. Fraser remains employed with the Company, in four equal annual installments commencing one year from November 18, 1996, the date of which stock options were granted to certain other executive officers of the Company for fiscal 1996 performance. The options granted to Dr. Fraser in December 1997 vest in four equal annual installments commencing one year following the date of grant so long as Dr. Fraser remains employed with the Company. In awarding such options to Dr. Fraser, the Special Stock Option Administration Committee subjectively considered the compensation criteria discussed above as well as its interests in providing incentive for long-term performance, promoting retention of employees and further aligning the interests of the Chief Executive Officer with that of the stockholders.

         The Company does not believe that section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

Compensation Committee

John W. Littlechild
Stelios Papadopoulos
Henri A. Termeer


Certain Relationships and Related Transactions

         HCVII, HCVIII and HCVIV owned 22.4%, 7.0% and 2.0% of the outstanding capital stock of the Company as of March 31, 1998, respectively. HCVII, HCVIII and HCVIV are limited partnerships which were formed to provide capital to companies in the health care fields. HCPII, HCPIII and HCPIV are limited partnerships which serve as the general partner of HCVII, HCVIII and HCVIV, respectively. John Littlechild, a director of the Company, is a general partner of HCPII, HCPIII and HCPIV and is Principal of HealthCare Ventures LLC, the management company for HCVII, HCVIII and HCVIV. Mr. Littlechild is an officer of HCV. See "Principal Stockholders."

         Rho Management Trust II ("Rho") which owned 11.3% of the outstanding capital stock of the Company as of March 31, 1998, also holds approximately 18.9% and 54.3% of the outstanding limited partnership interests in HCVII and HCVIV, respectively. An affiliate of Rho is also a limited partner of HCPII, HCPIII and HCPIV. Joshua Ruch, director of the Company, is a controlling person of Rho. See "Principal Stockholders."

         Hudson, which owned 9.4% of the outstanding capital stock of the Company as of March 31, 1998, also holds approximately 6.0% and 11.9% of the outstanding limited partnership interests in HCVII and HCVIV, respectively. Hudson is also a limited partner of HCPII.

         In February 1998, the Company completed a private placement of 1,027,027 shares of its common stock at $9.25 per share to three investors, including Rho and Hudson.

         In September 1996, the Company and Genzyme Corporation ("Genzyme") formed a joint venture to develop and commercialize the Company's NeuroCell(TM)-PD and NeuroCell(TM)-HD products for transplantation into patients with advanced Parkinson's disease and Huntington's disease, respectively. Under the terms, and subject to certain conditions, of the joint venture agreement, which was effective October 1, 1996, Genzyme has agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between Genzyme and the Company in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. Mr. Termeer, a director of the Company, is the President, Chief Executive Officer and Chairman of the Board of Genzyme. During 1997, the Company recognized revenues of approximately $4,763,000 from the joint venture, constituting all of the Company's research and development revenues. Revenues recognized from the joint venture and funded by Genzyme in accordance with the terms of the joint venture agreement are currently expected to represent a substantial majority of the Company's revenues in 1998.

Stock Performance Graph

         The following graph compares, for the period commencing August 12, 1996 (the date of which the Company's common stock commenced trading on the Nasdaq Stock Market) and ending on December 31, 1997, the total return of the Company's Common Stock with the total return of (i) The Nasdaq Stock Market (U.S.) and
(ii) the Nasdaq Pharmaceuticals index, assuming the investment of $100 on August 12, 1996 and reinvestment of all dividends. The Company has not paid any dividends on its Common Stock.

                                        COMPARISON OF CUMULATIVE TOTAL RETURN*
                                AMONG DIACRIN, INC., THE NASDAQ STOCK MARKET-US INDEX
                                         AND THE NASDAQ PHARMACEUTICALS INDEX

                                         [Stock Performance Graph]



                                                                        Cumulative Total Return
                                                            -------------------------------------------------

                                                             8/12/96         12/31/96           12/31/97
DIACRIN, INC.                                   DCRN           100             141                 140
NASDAQ STOCK MARKET-US                          NAS            100             113                 139
NASDAQ PHARMACEUTICALS                          NAP            100             109                 112

                  * $100 INVESTED ON 8/12/96 IN STOCK OR INDEX - INCLUDING  REINVESTMENT  OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

         For the period from February 12, 1996 (the effective date of the Company's initial public offering) until August 9, 1996, the Company's Units (each of which consisted of one share of Common Stock and one Public Offering Warrant) traded on the Nasdaq Stock Market. The trading range of the Unit during this six month period was between $8.00 and $14.75. The Unit was offered at $8.00 on February 12, 1996 and closed at $10.50 on August 9, 1996 (the last trading date before the Common Stock and the Public Offering Warrant began to trade separately).

         PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, or otherwise, to obtain proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms that they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners with respect to the fiscal year ended December 31, 1997 were complied with.

Annual Report on Form 10-K

         A copy of the Company's Annual Report on Form 10-K is available without charge upon written request to: Vice President of Finance and Administration, Diacrin, Inc., Building 96, 13th Street, Charlestown
Navy Yard, Charlestown, MA  02129.

Proposals for the 1999 Annual Meeting

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Charlestown, MA not later than January 1, 1999 for inclusion in the proxy statement for that meeting.




                                       By Order of the Board of Directors,




                                       Steven D. Singer, Secretary
April 30, 1998


--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

                                 DIACRIN, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 16, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Fraser, Mark J. Fitzpatrick and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all shares of stock of Diacrin, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, 31st Floor, Boston, MA 02109 on Tuesday, June 16, 1998 at 4:00 p.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


1.  Election of Directors             Nominees:           Thomas H. Fraser
[     ]         FOR all nominees                          Zola P. Horovitz
                (except as marked below)                  John W. Littlechild
                                                          Stelios Papadopoulos
[     ]         WITHHELD from all nominees                Joshua Ruch
                                                          Henri A. Termeer
                                                          Christopher T. Walsh
2. To ratify the selection of Arthur Andersen LLP, as the Cooporation's independent auditors for fiscal 1998
           For [     ]      Against [    ]   Abstain [    ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
           For [     ]      Against [    ]   Abstain [    ]

Signature______________________________              Date__________________

Signature______________________________              Date__________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.